Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of

Class A Common Stock of

Digex, Incorporated

to

WorldCom, Inc.

(Not To Be Used For Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 24, 2003, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of Digex, Incorporated, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the section “THE TENDER OFFER—1. Terms of the Offer; Expiration Date” of the Offer to Purchase dated August 27, 2003 (the “Offer to Purchase”)), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section of the Offer to Purchase titled “THE TENDER OFFER—3. Procedures for Accepting the Offer and Tendering Shares.”

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

By Mail, Hand, or Overnight Delivery:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

Reorganization Department

New York, NY 10004

By Facsimile Transmissions:

(for Eligible Institutions only)

(212) 616-7610

Confirm Facsimile By

Telephone:

(212) 845-3229

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Class A Common Stock to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

The undersigned hereby tenders to WorldCom, Inc., a Georgia corporation (“MCI”), upon the terms and subject to the conditions set forth in MCI’s Offer to Purchase, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock set forth below pursuant to the guaranteed delivery procedures set forth in the section of the Offer to Purchase titled “THE TENDER OFFER—3. Procedures for Accepting the Offer and Tendering Shares.”

Number of shares of Class A Common Stock:	Name(s) of Record Holder(s):

Please Print
Certificate Nos. (if available):
Address(es):

Zip Code
Check box if shares will be tendered by book-entry transfer: ☐	Area Code and Tel. No.:

Signature(s):

Account Number:
Dated: , 2003

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the shares of Class A Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares of Class A Common Stock into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Class A Common Stock to the Depositary within the same time period herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature

Address:	Name:
Please Print

Title:
Zip code

Area Code & Tel. No:	Date: , 2003

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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